UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2012

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-33571	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1675 Broadway, Suite 2200, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3037948445

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2012, Double Eagle Petroleum Co. (the "Company") entered into a Purchase and Sale Agreement (the "Agreement") with Anadarko E&P Company LP ("Anadarko") to purchase certain of Anadarko’s gas producing assets located in the Atlantic Rim area of the Eastern Washakie Basin, in which the Company currently operates the Catalina Unit and has working interests in the Spy Glass Hill Unit (which includes the former Sun Dog and Doty Mountain Units). The joint operating agreements governing the Catalina and Spy Glass Hill Units give preferential purchase rights to the other working interest owners in each of these Units to purchase their pro rata share of the assets that are covered by the Agreement. The other working interest owners have 10 days from the date of the Agreement to exercise their preferential purchase rights in the Catalina Unit assets and 30 days from the date of the Agreement to exercise their preferential purchase rights in the Spy Glass Hill Unit assets. As a result, at this time the Company cannot determine the final purchase price or interests that it may acquire in the units. The Company expects the final purchase price to range from approximately $6,000,000 to $17,000,000, subject to closing adjustments. The Agreement is effective August 1, 2012. The Agreement contains customary representations and warranties, covenants and indemnification obligations, as well as customary termination provisions. The closing of the transactions contemplated by the Agreement is subject to certain customary closing conditions. The Company expects the closing to occur during September 2012.

Also on August 16, 2012, the Company entered into a Purchase and Sale Agreement (the "Pipeline Agreement") with WGR Asset Holding Company LLC ("WGR") to purchase WGR’s ownership interests in various natural gas gathering pipeline properties located in the Spy Glass Hill Unit in the Atlantic Rim Area of the Eastern Washakie Basin. WGR owned 50% of the interests in these pipeline assets. The purchase price for the assets is up to $4,000,000. The other owner of interests in the pipeline assets has a 60 day preferential purchase right regarding these assets. If the other owner exercises its preferential purchase right, the Company will not acquire the pipeline assets. The Pipeline Agreement is effective August 1, 2012. The Pipeline Agreement contains customary representations and warranties, covenants and indemnification obligations, as well as customary termination provisions. The closing of the transactions contemplated by the Pipeline Agreement is subject to certain customary closing conditions. The Company expects the closing to occur during the fourth quarter of 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1: Purchase and Sale Agreement between Anadarko E&P Company
LP as seller and Double Eagle Petroleum Co. as purchaser,
dated August 16, 2012. The exhibits and schedules to the
Purchase and Sale Agreement have been omitted pursuant to
Item 601(b) of Regulation S-K. A copy of the omitted
schedules will be furnished to the U.S. Securities and
Exchange Commission supplementally upon request.

10.2: Purchase and Sale Agreement between WGR Asset Holding Company
LLC as seller and Double Eagle Petroleum Co. as purchaser,
dated August 16, 2012. The exhibits and schedules to the
Purchase and Sale Agreement have been omitted pursuant to
Item 601(b) of Regulation S-K. A copy of the omitted
schedules will be furnished to the U.S. Securities and
Exchange Commission supplementally upon request.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

August 21, 2012	By:	/s/ Emily Maron

Name: Emily Maron
Title: Assistant Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement between Anadarko E&P Company LP as seller and Double Eagle Petroleum Co. as purchaser, dated August 16, 2012.
10.2	Purchase and Sale Agreement between WGR Asset Holding Company LLC as seller and Double Eagle Petroleum Co. as purchaser, dated August 16, 2012.